Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Tremont Corporation on Form S-8 (File No. 33-25914 and File No. 33-48147) of our reports dated January 31, 2001, on our audits of the consolidated financial statements and the financial statement schedule of Tremont Corporation as of December 31, 2000 and 1999, and for the years ended December 31 2000, 1999 and 1998, which reports are included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
March 21, 2001